Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Burke or Stephen M. Butz, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Power of Attorney has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas P. Burke	President and Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2019
(Thomas P. Burke)

/s/ Stephen M. Butz	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2019
(Stephen M. Butz)

/s/ Dennis S. Baldwin	Chief Accounting Officer (Principal Accounting Officer)	February 27, 2019
(Dennis S. Baldwin)

/s/ William E. Albrecht	Chairman of the Board	February 27, 2019
(William E. Albrecht)

/s/ Thomas R. Hix	Director	February 27, 2019
(Thomas R. Hix)

/s/ Jack B. Moore	Director	February 27, 2019
(Jack B. Moore)

/s/ Suzanne P. Nimocks	Director	February 27, 2019
(Suzanne P. Nimocks)

/s/ Thierry Pilenko	Director	February 27, 2019
(Thierry Pilenko)

/s/ John J. Quicke	Director	February 27, 2019
(John J. Quicke)

/s/ Tore I. Sandvold	Director	February 27, 2019
(Tore I. Sandvold)

/s/ Charles L. Szews	Director	February 27, 2019
(Charles L. Szews)